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                                                                  Exhibit 10C


BELL ATLANTIC
PERSONAL FINANCIAL SERVICES PROGRAM


Introduction
------------

Under the terms of this program, Bell Atlantic will reimburse up to $8,000 per plan year for professional fees and miscellaneous related expenses that you incur for certain financial counseling, estate planning, and income tax return preparation services, up to specified limits.

The amended provisions of this program take effect July 1, 1995.

Eligibility
-----------

Employees who are designated by the Human Resources Committee of the Bell Atlantic Board of Directors as Senior Managers, and certain Executive Managers, are eligible to participate in this program.

Definitions
-----------

All references to "years" in this program description refer to the plan year, which is July 1 to June 30. All references to "surviving spouse" mean the person to whom you were married at the time of your death.

Active Employees
----------------

While you are an active employee, the program will reimburse you for any financial counseling fees incurred up to $8,000 per plan year.

Retired Employees
-----------------

The program allows for $8,000 per plan year for two full plan years after your retirement.

Surviving Spouses of:
--------------------

  Active: After your death, the program will reimburse your surviving spouse, for any expenses incurred under the program, for two full plan years.

  Retired: After your death, the program will reimburse your surviving spouse, for any expenses incurred under the program, for up to the remaining allowance (of 2 plan years) due that retiree.

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ELIGIBLE EXPENSES FOR REIMBURSEMENT:
-----------------------------------

1)  Financial Counseling
    --------------------

Expenses incurred for personal financial advice, which include analysis of:

 .    compensation and benefits provided by Bell Atlantic;
 .    investment opportunities;
 .    personal financial planning; and
 .    tax planning.


2)   Income Tax Preparation
     ----------------------

Preparation of federal and state individual income tax returns, including returns you file jointly with your spouse.


3)   Estate Planning
     ---------------

 .    review of any existing wills or trusts you or your spouse have prepared;
 .    advice concerning lifetime reallocation of assets by gifts directly or through trusts;
 .    advice on disposition of assets by will or other means;
 .    preparation of wills, trusts, and related legal documents for you or your spouse.


Reimbursement Process
---------------------

Plan participants may submit a "Request for Reimbursement" form once per calendar quarter. The form, with copies of bills and receipts supporting the requested reimbursement, should be mailed to:

     Plan Administrator
     Executive Compensation
     1310 North Court House Road
     9th Floor
     Arlington, VA  22201

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Any bill submitted for payment by the 15th of the month following the end of a calendar quarter will be paid by the end of that month.

e.g. Bills submitted by October 15th for expenses incurred from July 1 through September 30, will be paid, less applicable withholding taxes, by October 30.



                         Concurred: _________________________
                                    AVP Compensation Planning



                         Approved:  _________________________
                                    Vice Chairman

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